Exhibit 3

Contacts:

George Sard/Jonathan Gasthalter/Renée Soto

Sard Verbinnen & Co.

(212) 687-8080

TCI AND 3G COMMENT ON CSX APPEAL TO SECOND CIRCUIT

NEW YORK, JUNE 13, 2008 — The Children’s Investment Fund Management (UK) LLP (“TCI”) and 3G Capital Partners, Ltd. (“3G”) today issued the following statement regarding the appeal filed with the U.S. Court of Appeals for the Second Circuit by CSX Corp. (NYSE: CSX) in which CSX has asked the Court to strip TCI and 3G of the voting rights for a portion of their 8.7% ownership interest in CSX at the June 25th Annual Meeting:

“CSX’s appeal is a blatant attempt to interfere with the voting rights of shareholders.  The lower court has now twice ruled that TCI and 3G should not be prevented from voting our shares and we are confident the court’s decisions denying CSX this unprecedented remedy will stand.  We strongly believe that TCI and 3G have complied with all securities laws and have appealed the lower court’s decision on these issues.”

About TCI

TCI is a London-based asset manager founded in 2003 which manages The Children’s Investment Master Fund.  TCI makes long-term investments in companies globally.  The management company is authorized and regulated in the United Kingdom by the Financial Services Authority.  The majority of TCI’s profits go to The Children’s Investment Fund Foundation, a non-profit organization focused on improving the lives of children living in poverty in developing countries.

About 3G

3G manages a private investment fund that invests in global equities and special situations.  3G Fund L.P. leverages its deep industry and operating expertise in different sectors to identify attractive, long-duration investment opportunities.

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THIS PRESS RELEASE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. IT DOES NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THIS PRESS RELEASE, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF THE CHILDREN’S INVESTMENT FUND MANAGEMENT (UK) LLP, THE CHILDREN’S INVESTMENT FUND MANAGEMENT (CAYMAN) LTD., THE CHILDREN’S INVESTMENT MASTER FUND, 3G CAPITAL PARTNERS LTD., 3G CAPITAL PARTNERS, L.P., 3G FUND L.P., CHRISTOPHER HOHN, ALEXANDRE BEHRING, GILBERT LAMPHERE, TIMOTHY O’TOOLE AND GARY WILSON (COLLECTIVELY, THE “PARTICIPANTS”), AND ARE BASED ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO CSX CORPORATION.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS ADDRESSED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES. YOU SHOULD BE AWARE THAT ACTUAL RESULTS COULD DIFFER

MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. THE PARTICIPANTS ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

THE PARTICIPANTS RESERVE THE RIGHT TO CHANGE ANY OF THEIR OPINIONS EXPRESSED HEREIN AT ANY TIME AS THEY DEEM APPROPRIATE. THE PARTICIPANTS DISCLAIM ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED HEREIN.

THIS PRESS RELEASE DOES NOT RECOMMEND THE PURCHASE OR SALE OF ANY SECURITY. THE PARTICIPANTS INCLUDE FUNDS AND ACCOUNTS THAT ARE IN THE BUSINESS OF TRADING — BUYING AND SELLING - PUBLIC SECURITIES. IT IS POSSIBLE THAT THERE WILL BE DEVELOPMENTS IN THE FUTURE THAT CAUSE ONE OR MORE OF THE PARTICIPANTS FROM TIME TO TIME TO SELL ALL OR A PORTION OF THEIR SHARES IN OPEN MARKET TRANSACTIONS OR OTHERWISE (INCLUDING VIA SHORT SALES), BUY ADDITIONAL SHARES (IN OPEN MARKET OR PRIVATELY NEGOTIATED TRANSACTIONS OR OTHERWISE), OR TRADE IN OPTIONS, PUTS, CALLS OR OTHER DERIVATIVE INSTRUMENTS RELATING TO SUCH SHARES.

ALL CSX STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF THE ISSUER FOR USE AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS OF THE ISSUER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF THE ISSUER AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE DEFINITIVE SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON APRIL 28, 2008.